                                                                    EXHIBIT 3.25

                           COMBINED MINUTES OF ACTION
                  OF THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
                                  WEB YP, INC.
                             TAKEN WITHOUT A MEETING
                          BY UNANIMOUS WRITTEN CONSENT


        The following action is taken by the Board of Directors and the holders of all the issued and outstanding capital stock of Web YP, Inc., a Texas corporation (the "Company"), by unanimous written consent without a meeting, as of June 3, 1999, pursuant to the Company's Bylaws and the Texas Business Corporation Act permitting such action to be taken.

A.      AMENDMENT OF THE COMPANY'S BYLAWS.

                CREATION OF THE POSITION OF CHIEF EXECUTIVE OFFICER

                        WHEREAS, it is desirable that the Board of Directors
                elect a Chief Executive Officer of the Company;

                        WHEREAS, the Bylaws of the Company do not provide for a
                Chief Executive Officer; and

                        WHEREAS, such Chief Executive Officer shall have the
                same duties as the Chairman; and

                        NOW, THEREFORE, BE IT RESOLVED, that Subsections 5.1 and
                5.6 of Article V of the Company's Bylaws be, and they hereby are, amended to read as follows:

                        5.1     Election, Number, Valification, Term,
                                Compensation: The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, one or more Vice Presidents, as may be prescribed herein, a Secretary and a Treasurer. The Board of Directors may also elect a Chief Executive Officer, additional Vice Presidents, one or more

                                Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board by resolution not inconsistent with these Bylaws. Two or more offices may be held by the same person. None of the officers need be Directors. The Board of Directors shall have the power to enter into contacts for the employment and compensation of officers for such terms as the Board deems advisable. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

                        5.5 President and CEO: The President and Chief Executive Officer shall have co-equal powers of general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. Both the President and the Chief Executive Officer, if both have been elected, shall preside at all meetings of the shareholders and at all meetings of the Board of Directors.

                CORPORATE SEAL

                        WHEREAS, it is desirable that the Company enter into
                contracts and issue stock certificates or other documents without the use of a corporate seal;

                        NOW, THEREFORE, BE IT RESOLVED, that Subsection 9.2 of
                Article IX of the Company's Bylaws be, and it hereby is, amended to read as follows:

                        9.2 Seal: The corporate seal shall be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. However, a corporate seal shall not be required for the Company to enter into contracts and issue stock certificates or other documents.

        IN WITNESS WHEREOF, the undersigned have executed this Action by Unanimous Written Consent as of the date first set forth above.


                                       Directors:


                                       /s/ Richard L. Reid
                                       -----------------------------------------
                                       Richard L. Reid


                                       /s/ Richard O'Neal
                                       -----------------------------------------
                                       Richard O'Neal

                             BYLAWS OF WEB YP, INC.


                                    ARTICLE I

                                     OFFICES

        1.1 Principal Office. The principal office of the corporation shall be located at 4515 South Georgia, Suite 118, Amarillo, Texas, 79110.

        1.2 Other Offices: The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

        2.1 Annual Meeting: The annual meeting of shareholders for the election of Directors and such other business as may properly be brought before the meeting shall be held at such place within or without the State of Texas and at such date and time as shall be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        2.2 Failure to Hold Annual Meeting: Failure to hold any annual meeting shall not work a dissolution of the Corporation. If the annual meeting is not held within any 13-month period, any court of competent jurisdiction in the county in which the principal office of the Corporation is located may, on the application of any shareholder, summarily order a meeting to be held.

        2.3 Special Meetings: Special meetings of the shareholders for any purpose or purposes may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning not less than 10% of the shares entitled to vote at the meetings. A request for a special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

        2.4 Notice and Waivers of Notice:

        (a) Written notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting.

        (b) Notice may be waived in writing signed by the person or persons entitled to such notice. Such waiver may be executed at any time before or after the holding of the meeting. Attendance at a meeting shall constitute a waiver of notice, except where the person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

        2.5 Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may in advance establish a record date which must be at least ten (10) days but not more than fifty (50) days prior to such meeting. If the Board of Directors fails to establish a record date, the record date shall be the date on which notice of the meeting is mailed.

        2.6 Voting List:

        (a) The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

        (b) Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

        2.7 Quorum of Shareholders: The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, provided a quorum shall be present or represented thereat, any business may be transacted which might have been transacted if the meeting had been held in accordance with the original notice thereof.

        2.8 Withdrawal of Quorum: If a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by express provision of the statutes or by the Articles of Incorporation or these Bylaws. The shareholders present at a meeting at which a quorum is present may continue to transact business until adjournment, despite the withdrawal of shareholders after the commencement of the meeting which withdrawal leaves less than a quorum remaining at the meeting.

        2.9 Method of Voting: Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

        2.10 Action Without Meetings: Any action required or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect of a unanimous vote of the shareholders.

                                   ARTICLE III

                                    DIRECTORS

        3.1 Powers: The business and affairs of the Corporation and all corporate powers shall be managed by the Board of Directors, subject to any limitation imposed by statute, the Articles of Incorporation or these Bylaws as to action which requires authorization or approval by the shareholders.

        3.2 Number; Qualifications: The number of Directors which shall constitute the whole Board shall be two, whose names and addresses are as follows:

        Richard O'Neal       4515 5. Georgia, Suite 118, Amarillo, Texas, 79110

        Richard L. Reid      4515 5. Georgia, Suite 118, Amarillo, Texas, 79110

        3.3 Election: The Directors shall be elected at the annual meeting of the shareholders, and each Director elected shall serve until his successor shall have been elected and qualified.

        3.4 Voting: Every shareholder entitled to vote shall have the right to: vote the number of voting shares owned by him for as many persons as there are directors to be elected and for those elections he has the right to vote; or unless cumulative voting is prohibited by the Articles of Incorporation to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of such candidates. Any shareholder who intends to cumulate his votes if herein authorized shall give written notice of his intention to the Secretary of the Corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes. All shareholders may cumulate their votes if any shareholder gives the written notice provided for herein.

        3.5 Removal of Directors:

        (a) At any meeting of shareholders called expressly for the purpose of removing a Director, any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

        (b) Unless cumulative voting is prohibited by the Articles of Incorporation, if less than the entire Board is removed, no one of the Directors may be removed if the votes cast against his removal would be insufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

        3.6 Vacancies: Any vacancy in the Board of Directors caused by death, resignation, removal or otherwise shall be filled by a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

        3.7 Increase or Decrease in Number: The number of Directors may be increased or decreased from time to time by amendment to these Bylaws but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual or special meeting of shareholders.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

        4.1 Place: Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

        4.2 Regular Meetings: Regular meetings of the Board of Directors may be held upon notice, or without notice unless notice is required under these Bylaws and at such time and at such place as shall from time to time be determined by the Board.

        4.3 Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the president and shall be called by the Secretary on the written request to two Directors. Notice of each special meeting of the Board of Directors shall be given to each Director at least ten (10) days before the date of the meeting.

        4.4 Notice: Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the Articles of Incorporation or by these Bylaws, neither the business to be transacted nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        4.5 Quorum of Directors: At all meetings of the Board of Directors, a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        4.6 Action Without Meetings: Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be.

        4.7 Committees: The Board of Directors may from time to time designate members of the Board to constitute committees, including an Executive Committee, which shall in each case consist of such number of Directors, not less than two, and shall have and may exercise such power, as the Board may determine and specify in the respective resolutions appointing them. A majority of all the members of such a committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.

        4.8 Compensation: Directors shall receive such compensation for their services as Director as may be determined by resolution of the Board of Directors. The receipt of such compensation shall not preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                    ARTICLE V

                                    OFFICERS

        5.1 Election, Number, Valification, Term, Compensation: The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, one or more Vice- Presidents, as may be prescribed herein, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, additional Vice-Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board by resolution not inconsistent with these Bylaws. Two or more offices may be held by the same person. None of the officers need be Directors except the President. The Board of Directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the Board deems advisable. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

        5.2 Removal: The officers of the Corporation shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board whenever in its judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

        5.3 Vacancies: Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

        5.4 Authority: Officers and agents shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or as may be determined by the Board of Directors, not inconsistent with these Bylaws.

        5.5 Chairman of the Board: The Chairman of the Board, if one is elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors upon written directions given to him pursuant to resolutions duly adopted by the Board of Directors.

        5.6 President: The President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, unless a Chairman of the Board has been elected, in which event the President shall preside at meetings of the Board of Directors in the absence or disability of the Chairman of the Board.

        5.7 Vice-President: The Vice-Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

        5.8 Secretary: The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and record all of the proceedings of the meetings of the Board of Directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody, the seal of the Corporation and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary or of the Treasurer.

        5.9 Treasurer:

        (a) The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

        (b) The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the President or Board of Directors so requires, an account of all his transactions as Treasurer and of the financial conditions of the Corporation.

        (c) If required by the Board of Directors, the Treasurer shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

        5.10 Assistant Secretary and Assistant Treasurer: In the absence of the Secretary or Treasurer, an Assistant Secretary or Assistant Treasurer, respectively, shall perform the duties of the Secretary or Treasurer. Assistant Treasurers may be required to give bond as in 5.9(c). The Assistant Secretaries and Assistant Treasurers, in general shall have such powers and perform such duties as the Treasurer or Secretary, respectively, or the Board of Directors or President may prescribe.

                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

        6.1 Certificates: The shares of the Corporation shall be represented by certificates signed by the President or a Vice-President and the Secretary or an Assistant Secretary of the Corporation; and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or Vice-President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is counter signed by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value.

        6.2 Payment, Issuance: Shares may be issued for such consideration, not less than the par value thereof, as may be fixed from time to time by the Board of Directors. The consideration for the payment of shares shall consist of money paid, labor done or property actually received. Shares may not be issued until the full amount of the consideration fixed therefor has been paid.

        6.3 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, prescribe such terms and conditions as it seems expedient and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

        6.4 Registration of Transfer: Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the Transfer Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the books of the corporation.

        6.5 Registered Owner: The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

                                   ARTICLE VII

                                    DIVIDENDS

        7.1 Declaration and Payment: Subject to statute and the Articles of Incorporation, dividends may be declared by the Board of Directors, in its discretion, at any regular or special meeting, pursuant to law and may be paid in cash, in property or in the Corporation's own shares.

        7.2 Reserves: Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.


                                  ARTICLE VIII

                 PROTECTION OF OFFICERS, DIRECTORS AND EMPLOYEES

        8.1 Indemnification: The Corporation shall indemnify any Director or officer or former Director or officer of the Corporation, or any person who may have served at its request as a director or officer or former director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding, whether civil or criminal, in which he is made a party by reason of being or having been such Director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty. The Corporation shall also reimburse any such Director or officer or former Director or officer or any such person service or formerly serving in the capacities set forth in the first sentence above at the request of the Corporation for the reasonable cost of settlement of any such action, suit or proceeding, if it shall be found by a majority of the Directors not involved in the matter in controversy, whether or not a quorum, that it was in the best interest of the Corporation that such settlement be made, and that such Director or officer or former Director or officer or such person was not guilty of negligence or misconduct in performance of duty.

        8.2 Expenses Advance: The Corporation may pay in advance any expense which may become subject to indemnification if the Board of Directors authorizes the specific payment, and the person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the Corporation.

        8.3 Insurance: The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer or employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not Corporation would have the power to indemnify him against such liability under these Bylaws or the laws of the State of Texas.

        8.4 Other Protection and Indemnification: The protection and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such Director or officer or former Director or officer or such person may be entitled, under any agreement, insurance policy or vote of shareholders, or otherwise.

                                   ARTICLE IX

                               GENERAL PROVISIONS

        9.1 Fiscal Year: The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

        9.2 Seal: The corporate seal shall be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

        9.3 Minutes: The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

        9.4 Amendment: These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors, subject to repeal or change by action of the shareholders, at any meeting of the Board of Directors at which a quorum is present, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.

        9.5 Notice: Any notice to Directors or shareholders shall be in writing and shall be delivered personally or mailed to the Directors or shareholders at their respective addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to Directors may also be given by telegram. Whenever any notice is required to be given under the provisions of applicable statute or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


        Adopted by the Board of Directors on the ______ day of November, 1997.


/s/ Richard O'Neal                                 /s/ Richard L. Reid
-------------------------                          -----------------------------
Richard O'Neal                                     Richard L. Reid

                                   NEW BYLAWS
                            (As of February 18, 1998)

                                       OF

                            ACG ACQUISITION VI CORP.


                                    ARTICLE I

                                     OFFICES

        Section 1. Principal Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law.

        Section 2. Other Offices. The Corporation may also have offices at such other places both within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                                  STOCKHOLDERS

        Section 1. Place of Meetings. All meetings of the stockholders shall be held within or without the State of Delaware at such place as may be designated from time to time by the Board of Directors.

        Section 2. Annual Meetings. A meeting of stockholders shall be held annually for the purpose of the election of directors and to transact such other business as may be properly brought before the meeting. The annual meeting shall be held at the date and time designated by the Board of Directors; provided, that if prior to the first Thursday in September the Board of Directors has failed to designate a date and time, the annual meeting shall be held at 10:00 a.m. on the first Thursday in September, unless such day shall be a legal holiday, in which case the annual meeting shall be held on the next succeeding business day.

        Section 3. Notice of Annual Meeting. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the day of the meeting.

        Section 4. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held. The list shall be produced and kept at the time and place of election during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

        Section 5. Call of Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the president or chairman of the Board of Directors and shall be called by the president or secretary at the request in writing of a majority of the members of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

        Section 6. Notice of Special Meeting. Written notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the date fixed for the meeting.

        Section 7. Transactions at Special Meeting. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

        Section 8. Quorum. The holders of a majority of the capital stock issued and outstanding and entitled to a vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holder of a majority of such shares entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty
(30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 9. Voting at Meetings of Stockholders. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

        Section 10. Vote in Person or by Proxy. Each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

        Section 11. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted by the provisions of the statutes or of the Certificate of Incorporation to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE III

                                    DIRECTORS

        Section 1. Number and Qualifications. Three (3) directors shall constitute the Board of Directors. Thereafter, the number of directors which shall constitute the whole Board shall be determined by resolution of the Board of Directors. Directors need not be shareholders.

        Section 2. Election and Vacancies. At each annual meeting, the stockholders shall elect by ballot the members of the Board of Directors. Each person appointed by the Incorporator as a director shall hold office until the first annual meeting of the stockholders or until his successor shall have been elected by the stockholders, unless he shall have been removed by the stockholders. Each director elected thereafter shall hold office for a term of one (1) year and thereafter until his successor shall have been elected and qualified, unless he shall be removed by action of the stockholders. Whenever any vacancy on the Board of Directors shall occur for any reason, a majority of the remaining directors then in office, even if that majority is less than a majority of the entire Board of Directors, may fill the vacancy or vacancies so created until a successor or successors shall be duly elected by the stockholders and shall qualify.

        Section 3. Power to Manage Corporation. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

        Section 4. Creation of Committees. The Board of Directors may by resolution passed by a majority of the Board create one or more committees, each committee to consist of one or more directors of the Corporation. To the extent provided by the Board of Directors, each committee may exercise all the powers and authority of the Board so granted and may authorize the seal of the Corporation to be affixed to all papers which so require. However, the committee(s) may not be empowered to amend the Certificate of Incorporation or the Bylaws of the Corporation, adopt an agreement of consolidation or merger, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's assets, recommend to the stockholders a dissolution or revocation of dissolution, declare a dividend, or authorize the issuance of stock. In the absence or disqualification of a member of a committee, the member(s) thereof present at the meeting and qualified to vote, whether or not those present constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

        Section 5. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

        Section 6. Organization Meeting. The first meeting of each newly elected Board of Directors shall be held at the same place and immediately after the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

        Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board, but not less often than annually.

        Section 8. Special Meetings. Special meetings of the Board may be called by the president or chairman of the Board of Directors on one (1) day's notice to each director; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of a majority of the directors.

        Section 9. Telephonic Meetings. Members of the Board of Directors may participate in any regular or special meeting of the Board of Directors, or of any committee of the Board, by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 9 will constitute presence in person at such meeting.

        Section 10. Quorum. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 11. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board or committee.


                                   ARTICLE IV

                                     NOTICES

        Section 1. Notice to Stockholders. Notices to stockholders shall be in writing and delivered, mailed or telecopied to the stockholders at their addresses on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed, postage prepaid. Notice given by telecopy shall be deemed to be given at the time the telecopy is dispatched.

        Section 2. Notice to Directors. Notices to directors may be oral or written, and if in writing must be delivered, mailed or telecopied to the directors at their addresses appearing on the books of the Corporation. Notice given by mail shall be deemed to be given at the time when the same shall be mailed. Notice given by telecopy shall be deemed to be given at the time the telecopy is dispatched. Notice may be given by telephone.

        Section 3. Written Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                    ARTICLE V

                                    OFFICERS

        Section 1. Officers Shall be Chosen by Directors. The officers of the Corporation shall be elected by the Board of Directors and shall be a president and a secretary. The Board of Directors may also choose a Chairman of the Board of Directors, vice presidents, a treasurer, assistant secretaries and assistant treasurers. Two (2) or more offices may be held by the same person.

        Section 2. Election at Directors' Organization Meeting. The Board of Directors at its first meeting and thereafter at its first meeting after each annual meeting of stockholders shall elect a president and a secretary.

        Section 3. Appointment of Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        Section 4. Compensation. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

        Section 5. Tenure. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the members of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

        Section 6. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and shall preside at all meetings of the stockholders. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have such authority and perform such duties as are normally exercised and performed by the chief executive officer of a corporation. The Chairman of the Board shall sign or countersign or authorize others to sign certificates, contracts and other instruments of the Corporation. The Chairman of the Board shall have the authority assigned herein to a treasurer unless the Board of Directors elects a treasurer. In the absence of direction by the Board of Directors to the contrary, the Chairman of the Board shall have the power to vote all securities held by the Corporation and to issue proxies therefor.

        Section 7. President. The president shall have general and active management of the business of the Corporation. The president shall also perform such duties as are delegated to him by the Chairman of the Board and the Board of Directors.

        Section 8. Vice President. A vice president shall have such powers and perform such duties as may be assigned by the Board of Directors or the president. In the absence or disability of the president, the vice president designated by the Board of Directors or the president shall perform the duties and exercise the powers of the president.

        Section 9. The Secretary. The secretary shall be under the supervision of the Board of Directors. The secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of

Directors or president. The secretary shall have custody of the corporate seal of the Corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the secretary or of such assistant secretary. The Board of Directors may give general authority to any other officer or committee to affix the seal of the Corporation and to attest the affixing by his signature.

        Section 10. Assistant Secretaries. An assistant secretary shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 11. The Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the treasurer shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of the death, resignation, retirement or removal from office of the treasurer, of all books, papers, vouchers, money and other property of whatever kind in the possession of or under the control of the treasurer belonging to the Corporation.

        Section 12. Assistant Treasurer. An assistant treasurer shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. If required by the Board of Directors, the assistant treasurer shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of the death, resignation, retirement or removal from office of the assistant treasurer, of all books, papers, vouchers, money and other property of whatever kind in the possession of or under the control of the assistant treasurer belonging to the Corporation.

        Section 13. Delegation of Power. In case of absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer, director, or committee for the time being, provided a majority of the entire Board concurs therein.


                                   ARTICLE VI

                                  CAPITAL STOCK

        Section 1. Certificate of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the president or a vice president and the secretary or an assistant secretary of the Corporation certifying the number of shares owned by him in the Corporation. Any or all of the foregoing signatures may be facsimile.

        Section 2. Fixing Record Date. The Board of Directors may fix in advance a date not exceeding sixty (60) nor less than ten (10) days preceding the date of any meeting of stockholders, and not exceeding sixty (60) days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividends, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

        Section 3. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

        Section 4. Issuance of New Stock. The Corporation shall not have authority to issue additional stock or bonds, notes or debentures convertible into stock, or warrants or rights to subscribe to stock except in the quantity and amount approved and to the person or persons to whom issuance is approved by the affirmative vote of a majority of the members of the Board of Directors of the Corporation, or by the affirmative vote of the holders of a majority of the common stock outstanding.

                                   ARTICLE VII

                               GENERAL PROVISIONS

        Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

        Section 2. Seal. Any seal of the Corporation may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.


                                  ARTICLE VIII

                                   AMENDMENTS

        Section 1. Amendments. These Bylaws may be made, altered, amended or repealed, subject to the provisions of the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such making, alteration, amendment or repeal be contained in the notice of such special meeting.


                                   **********



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